Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

H& J Settlement Agreement and Disposition of H&J

We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 10, 2021 whereby we acquired all of the outstanding membership interests of H&J (as amended, the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company made aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 1,952,580 shares of common stock to D. Jones at a per share purchase price of $0.717 which represented the lower of (i) the closing price per share of the Common Stock as reported on Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”.

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020, among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver”. The Norwest Waiver resulted in the cancellation of a contingent liability of approximately $10.5 million in the fiscal quarter ending June 30, 2023.

Sundry Conversion

On June 21, 2023, the Company and the formers owners of Sundry (collectively, the “Sundry Investors”) executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series Preferred Stock were issued in consideration for the cancellation of $5,759,178.00 which represented amounts owing further to certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022. This transaction is known as the “Sundry Conversion”.

The unaudited pro forma combined balance sheets of the Company as of March 31, 2023 have been prepared to reflect the effects of the disposition of H&J, the Norwest Waiver, and Sundry Conversion as if they occurred on March 31, 2023. The unaudited pro forma combined statements of operations for the three months ended March 31, 2023 combine the historical results and operations of the Company giving effect to the transactions as if they occurred on January 1, 2023. The unaudited pro forma combined statements of operations for the year ended December 31, 2022 combine the historical results and operations of DBG and Sundry giving effect to the transactions as if they occurred on January 1, 2022.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of DBG and Sundry and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, DBG calculated the accounting for the disposition using its best estimates. Accordingly, the pro forma disposition value adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.] The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. However, the pro forma adjustments shown in these unaudited pro forma combined condensed financial statements reflect estimates and assumptions that we believe to be reasonable.

Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

These unaudited pro forma combined condensed financial statements have been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2023 and our annual report on Form 10-K for the year ended December 31, 2022.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

		Pro Forma
		Adjustments
			Sundry
			Conversion and
	DBGI		Norwest		Pro Forma as
	As Reported	H&J	Waiver	Notes	Adjusted
Net revenues	$5,095,234	$(718,855)	$—	(c)	$4,376,379
Cost of net revenues	2,656,652	(273,513)	—	(c)	2,383,139
Gross profit	2,438,582	(445,342)	—		1,993,240
Operating expenses:
General and administrative	4,636,844	(473,971)	—	(c), (d)	4,162,873
Sales and marketing	1,115,643	(176,292)	—	(c)	939,351
Distribution	270,185	—	—		270,185
Total operating expenses	6,022,672	(650,262)	—		5,372,410
Loss from operations	(3,584,090)	204,920	—		(3,379,170)
Other income (expense):
Interest expense	(1,873,270)	8,672	110,000	(c), (e)	(1,754,598)
Other non-operating income (expenses)	(678,989)	—	—		(678,989)
Total other income (expense), net	(2,552,259)	8,672	110,000		(2,433,587)
Income tax benefit (provision)	—	—	—		—
Net loss	$(6,136,349)	$213,592	$110,000		$(5,812,757)
Weighted average common shares outstanding – basic and diluted	5,670,362				7,622,942
Net loss per common share – basic and diluted	$(1.08)				$(0.76)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

			Pro Forma
			Adjustments
				Sundry
				Conversion and
	DBGI			Norwest		Pro Forma
	As Reported	Sundry (1)	H&J	Waiver	Notes	Adjustments
Net revenues	$13,971,178	$14,548,083	$(3,637,620)	$—	(b)	$24,881,640
Cost of net revenues	8,030,908	9,694,857	(1,241,594)	—	(b)	16,484,171
Gross profit	5,940,270	4,853,226	(2,396,026)	—		8,397,469

Operating expenses:
General and administrative	16,371,536	3,433,633	(2,303,855)	—	(b), (c)	17,501,314
Sales and marketing	4,950,635	913,052	(931,650)	—	(b)	4,932,036
Distribution	611,569	2,736,181	—	—		3,347,750
Impairment	15,539,332	—	—	—		15,539,332
Change in fair value of contingent consideration	564,303	—	—	(564,303)	(e)	-
Total operating expenses	38,037,375	7,082,866	(3,235,505)	(564,303)		41,320,433

Loss from operations	(32,097,105)	(2,229,640)	839,478	564,303		(32,922,963)

Other income (expense):
Interest expense	(9,014,337)	(9,099)	52,927	—	(b)	(8,970,509)
Other non-operating income (expenses)	3,068,080	(52,354)	—	—		3,015,726
Total other income (expense), net	(5,946,257)	(61,453)	52,927	—		(5,954,783)

Income tax benefit (provision)	—	(800)	—	—		—
Net loss	$(38,043,362)	$(2,291,893)	$892,405	$564,303		$(38,877,746)
Weighted average common shares outstanding -basic and diluted	771,297					2,723,877
Net loss per common share - basic and diluted	$(49.32)					$(14.27)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2023

		Pro Forma
		Adjustments
			Sundry
	DBGI		Conversion and		Pro Forma as
	As Reported	H&J	Norwest Waiver	Notes	Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$1,969,250	$(262,405)	$—	(a)	$1,706,845
Accounts receivable, net	345,439	(55,782)	—	(a)	289,657
Due from factor, net	590,253	—	—		590,253
Inventory	4,926,094	—	—		4,926,094
Prepaid expenses and other current assets	1,071,330	(186,928)	—	(a)	884,402
Total current assets	8,902,366	(505,115)	—		8,397,251
Property, equipment and software, net	71,803	—	—		71,803
Goodwill	10,103,812	(1,130,310)	—	(a)	8,973,502
Intangible assets, net	13,473,151	(1,378,126)	—	(a)	12,095,025
Deposits	110,962	(4,416)	—	(a)	106,546
Right of use asset	467,738	—	—		467,738
Total assets	$33,129,832	$(3,017,967)	$—		$30,111,865

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,671,050	$(45,969)	$—	(a)	$7,625,081
Accrued expenses and other liabilities	4,921,970	(610,114)	—	(a)	4,311,856
Deferred revenue	317,421	(317,421)	—	(a)	—
Due to related parties	452,055	(1,008)	—	(a)	451,047
Contingent consideration liability	12,098,475	(1,400,000)	(10,698,475)	(a), (b)	—
Convertible note payable, net	100,000	—	—		100,000
Accrued interest payable	1,780,535	—	(110,000)	(b)	1,670,535
Note payable - related party	129,489	(129,489)	—	(a)	—
Loan payable, current	1,329,507	—	—		1,329,507
Promissory note payable, net	10,914,831	—	(5,500,000)	(b)	5,414,831
Right of use liability, current portion	425,654	—	—		425,654
Total current liabilities	40,140,987	(2,504,000)	(16,308,475)		21,328,512
Loan payable	798,759	(219,894)	—	(a)	578,865
Right of use liability	53,107	—	—		53,107
Total liabilities	40,992,853	(2,723,895)	(16,308,475)		21,960,484

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	1	—	6	(b)	7
Common stock	598	—	195	(b)	793
Additional paid-in capital	102,020,045	1,400,000	5,609,799	(a), (b)	109,029,844
Accumulated deficit	(109,883,665)	(1,694,073)	10,698,475	(a), (b)	(100,879,263)
Total stockholders' equity (deficit)	(7,863,021)	(294,073)	16,308,475		8,151,381
Total liabilities and stockholders' equity (deficit)	$33,129,832	$(3,017,967)	$—		$30,111,865

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.            Description of Transactions

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company made aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 1,952,580 shares of common stock to D. Jones at a per share purchase price of $0.717 which represented the lower of (i) the closing price per share of the Common Stock as reported on Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones.

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate the post-closing adjustment and anti-dilution rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020, among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp.

On June 21, 2023, the Company and the formers owners of Sundry (collectively, the “Sundry Investors”) executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series Preferred Stock were issued in consideration for the cancellation of $5,759,178.00 which represented amounts owing further to certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022.

2.            Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The transactions were accounted for as a business disposition where DBG is the accounting seller that disposed of 100% of its membership interest in H&J. Upon the disposition, the assets and liabilities of H&J are not included in the results of the Company.

3.            Transaction Consideration

As a result of the transaction, DBG settled its existing contingent consideration liability of $1,400,000 by the issuance its common stock. Additionally, the Company made a cash payment of $229,000. As a result, the total fair value of consideration received is ($229,000). The Company disposed of $1,465,073 of net assets attributable to H&J, included the resulting goodwill and intangible assets per the purchase price allocation. Accordingly, the Company recognized a pro forma loss on disposal of ($1,694,073).

The following table shows the preliminary consideration and pro forma loss on the disposition:

Settlement of contingent consideration	$1,400,000
Less: cash payment to H&J Seller	(229,000)
Less: common shares issued to H&J Seller	(1,400,000)
Total fair value of consideration received	(229,000)
Carrying amount of assets and liabilities
Cash and cash equivalents	33,405
Accounts receivable, net	55,782
Prepaid expenses and other current assets	186,928
Goodwill	1,130,310
Intangible assets, net	1,378,126
Deposits	4,416
Accounts payable	(45,969)
Accrued expenses and other liabilities	(610,114)
Deferred revenue	(317,421)
Due to related parties	(1,008)
Loan payable	(219,894)
Note payable - related party	(129,489)
Total carrying amount of assets and liabilities	1,465,073
Gain (loss) on disposal	$(1,694,073)

(1)	The pro forma statements of operations for the year ended December 31, 2022 includes the results of Sundry, which was acquired by DBG on December 30, 2022.
(a)	To recognize the disposition of H&J’s assets and liabilities. Furthermore, to record the consideration received and issuance of shares to the seller as well as the recognition of the loss on disposal.
(b)	To recognize the effect of the Norwest Waiver and Sundry Conversion, including the conversion of an aggregate of $5.5 million in debt, and $0.1 million in accrued interest, into preferred stock. Furthermore, to eliminate the $10.5 million contingent consideration liability per the Bailey acquisition which was extinguished in connection with the Norwest Waiver.
(c)	To eliminate the historical revenue and expenses of H&J
(d)	To reverse the amortization expense related to H&J’s intangibles
(e)	To reverse the change in fair value of contingent consideration and interest expense pertaining to the debt and contingent consideration liabilities that were cancelled as noted above.